AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 2010
Registration Statement No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0337683 (IRS Employer Identification No.)
1 North Brentwood Blvd.
St. Louis, Missouri 63105
(314) 863-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon D. Botsford, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105
(314) 863-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Christine M. Pallares, Esq.
Hogan Lovells US LLP
875 Third Avenue
New York, New York 10022
Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post—effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):
Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each	Amount	Proposed Maximum	Proposed Maximum	Amount of
class of securities	to be	Offering Price per	Aggregate Offering	registration
to be registered	Registered (2)(3)	Share (4)	Price	fee (4)
Common Stock (no par value) (1)	6,432,200	$4.72	$30,359,984	$1,390.63
Common Stock Rights (5)

(1)	Each share of common stock includes an associated right (the “Rights”) as set forth in the Amended and Restated Stockholders Rights Agreement dated as of February 26, 2010, between the registrant and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

(2)	Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which may become issuable by reason of any stock dividend, stock split, combination or other change in the registrant’s common stock.

(3)	In accordance with Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”) and as further described below, the prospectus contained herein also relates to and will be used in connection with the resale by the selling stockholder of up to 2,300,000 shares of the registrant’s common stock covered by the Registration Statement on Form S-3 (File No. 333-167037), which was originally declared effective on June 3, 2010, that have not yet been sold by the selling stockholder described therein and herein.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on August 30, 2010. Pursuant to Rule 457 under the Securities Act, the filing fee does not include the registration fee paid previously in connection with 2,300,000 shares of common stock that are being carried forward from the Registration Statement on Form S-3 (File No. 333-167037).

(5)	The Rights are attached to the shares of common stock, will not be offered separately, and are not exercisable until the occurrence of certain events specified in the Rights Agreement. The value attributable to the Rights, if any, is reflected in the value of the common stock.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO REGISTRATION STATEMENT NO. 333-167037, WHICH THE REGISTRANT PREVIOUSLY FILED ON FORM S-3. THE REGISTRANT IS CARRYING FORWARD 2,300,000 SHARES OF COMMON STOCK FROM REGISTRATION STATEMENT NO. 333-167037. A REGISTRATION FEE IN THE AMOUNT OF $1165.97 WAS PREVIOUSLY PAID BY THE REGISTRANT IN CONNECTION WITH REGISTRATION STATEMENT NO. 333-167037. THIS REGISTRATION STATEMENT CONSTITUTES AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-167037, AND SUCH AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2010
PROSPECTUS
6,432,200 Shares
FURNITURE BRANDS INTERNATIONAL, INC.
Common Stock

     This prospectus relates to the sale, from time to time, by the Furniture Brands Master Pension Trust (the “Selling Stockholder”), which is the funding vehicle for the Furniture Brands Retirement Plan (the “Pension Plan”) maintained by Furniture Brands International, Inc., of 6,432,200 shares of our common stock, no par value. The shares were contributed by us to the Selling Stockholder to fund certain of our obligations to the Pension Plan. The shares may be offered for sale from time to time by State Street Bank and Trust Company (the “Trustee”), as trustee of the Selling Stockholder, at the direction of the investment manager (“Investment Manager”). The Investment Manager has certain discretionary authority to manage the shares of our common stock contributed to the Selling Stockholder to achieve a specified investment objective. The Investment Manager is not affiliated with us.
     The shares may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the shares offered by this prospectus. We will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement. The Selling Stockholder will pay all other costs, expenses and fees incurred in connection with sales of the shares covered by this prospectus, which costs may include, among other things, underwriters discounts, brokerage fees and commissions.
     Our common stock is listed on the New York Stock Exchange under the symbol “FBN.” The closing market price of our common stock on September 2, 2010 was $5.36 per share.
     An investment in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the risk factors that are incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2010.

     You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. The Selling Stockholder may not authorize anyone to provide you with different information. We are not, and the Selling Stockholder is not, making an offer of the shares to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.
     As used in this prospectus, except as otherwise specified, all references to “Furniture Brands,” “company,” “we,” “us,” “our,” and similar references are to Furniture Brands International, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS
     Investing in our common stock involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline.
FURNITURE BRANDS INTERNATIONAL, INC.
     We are one of the world’s leading designers, manufacturers, sourcers, and retailers of home furnishings and were incorporated in Delaware in 1921. We market through a wide range of retail channels, from mass merchant stores to single-branded and independent dealers to specialized interior designers. We serve our customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Hickory Chair, Pearson, Laneventure, and Maitland-Smith.
     Through these brands, we design, manufacture, source, market, and distribute (i) case goods, consisting of bedroom, dining room, and living room furniture, (ii) stationary upholstery products, consisting of sofas, loveseats, sectionals, and chairs, (iii) motion upholstered furniture, consisting of recliners and sleep sofas, (iv) occasional furniture, consisting of wood, metal and glass tables, accent pieces, home entertainment centers, and home office furniture, and (v) decorative accessories and accent pieces. Our brands are featured in nearly every price and product category in the residential furniture industry.
     Our principal executive offices are located at 1 North Brentwood Blvd., 15th Floor, St. Louis, Missouri 63105, and our telephone number is (314) 863-1100. We maintain a website at www.furniturebrands.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.
     To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”
THE OFFERING
     The shares of common stock offered by this prospectus may be sold from time to time by the Selling Stockholder. The shares were contributed by us to the Selling Stockholder to fund certain of our obligations to the Pension Plan pursuant to Contribution Agreements dated as of May 21, 2010 and September 2, 2010, and are being registered pursuant to Registration Rights Agreements dated as of May 21, 2010 and September 2, 2010 between us and the Investment Manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that indicate a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of our current views and perceptions of future events, and there can be no assurance that such statements will prove to be true. These forward-looking statements are based on assumptions that could be incorrect and are subject to risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and our actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements contained in, or incorporated by reference into, this prospectus, including those incorporated by reference under “Risk Factors,” expressly qualify all of our forward-looking statements.
     Some important factors that could affect our future results and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements include:
•	risks associated with the execution of our strategic plan;

•	increased funding obligations of our Pension Plan;

•	changes in economic conditions;

•	loss of market share due to competition;

•	failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends;

•	failure to achieve projected mix of product sales;

•	business failures of large customers or a group of customers;

•	distribution realignments;

•	manufacturing realignments and cost savings programs;

•	increased reliance on offshore (import) sourcing of various products;

•	fluctuations in the cost, availability and quality of raw materials;

•	product liability uncertainty;

•	environmental regulations;

•	future acquisitions and divestitures;

•	impairment of intangible assets;

•	anti-takeover provisions which could result in a decreased valuation of our common stock; and

•	loss of funding sources.
Any forward-looking statement speaks only as of the date on which it is made. Except as required by applicable securities laws, we are not obligated, and do not intend, to update any of our forward-looking statements at any time.
USE OF PROCEEDS
     The proceeds from any sale of shares of common stock pursuant to this prospectus are solely for the account of the Selling Stockholder and for the benefit of the Pension Plan. We will not receive any proceeds from any sale of shares by the Selling Stockholder.

SELLING STOCKHOLDER
     The Selling Stockholder is a pension trust that was created as a funding vehicle for the Pension Plan, which is a defined benefit pension plan maintained by us. The shares may be offered for sale from time to time by the Trustee at the direction of the Investment Manager, who has certain discretionary authority in connection with the disposition of the shares of our common stock that are held in the Trust in accordance with specified investment objectives. The Investment Manager is not affiliated with us. Our company’s Benefits Committee has the power to revoke the appointment of the Investment Manager and to appoint new investment managers or to change the scope of the appointment of the Investment Manager. The Benefits Committee was established by our Board of Directors and is comprised of the following officers: our Chief Financial Officer, Senior Vice President- Human Resources, General Counsel, Treasurer, Director of Compensation and Director of Employee Benefits.
     The following table sets forth information regarding the number of shares of common stock beneficially owned by the Selling Stockholder as of September 2, 2010, and the number of shares of common stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus. The number and percentage of shares beneficially owned are based on the aggregate of 55,007,798 shares of common stock outstanding as of September 2, 2010. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”).

	Beneficial		Number of	Beneficial
	Ownership		Shares of	Ownership
	Before Offering		Common	After Offering
	Number	Percent	Stock Being	Number	Percent
Name of Selling Stockholder	of Shares	of Class	Offered	of Shares	of Class
Furniture Brands Master Pension Trust	6,432,200	11.7%	6,432,200	(1)	(1)

(1)	Because the Selling Stockholder may, under this prospectus, offer all or some portion of its common stock, no estimate can be given as to the number of shares of our common stock that will be held by the Selling Stockholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.”
PLAN OF DISTRIBUTION
     We have registered the shares of common stock to allow the Selling Stockholder to sell all or a portion of the shares to the public from time to time after the date of this prospectus. Upon instructions from the Investment Manager, the Selling Stockholder may sell the shares directly or in negotiated transactions through underwriters, broker-dealers or agents.
     The shares may be sold pursuant to the methods described below from time to time by or for the account of the Selling Stockholder on the New York Stock Exchange, or any other national securities exchange or automated interdealer quotation system on which our common stock is then listed, or otherwise in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.
     These sales may be effected in any manner permitted by law, including by any one or more of the following methods:
•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.
     The SEC may deem the Selling Stockholder and any broker-dealers or agents who participate in the distribution of the shares to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). As a result, the SEC may deem any profits made by the Selling Stockholder as a result of selling the shares and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, agreements, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares.
     To comply with the securities laws of some states, if applicable, the Selling Stockholder may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The Selling Stockholder and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act’) and the rules and regulations under the Exchange Act. The Selling Stockholder may also sell shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.
     With respect to a particular offering of the shares, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:
•	the amount of shares being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters employed by the Selling Stockholder in connection with such sale; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.
     If the Selling Stockholder sells the shares through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts, and concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. Pursuant to the Registration Rights Agreement, we have agreed to pay all of the expenses incidental to the registration, offering and sale of the shares to the public.
     We will not receive any portion of the proceeds of the sale of the shares offered by this prospectus.
     Our common stock trades on the New York Stock Exchange under the symbol “FBN.”
     The Pension Plan is a “pension plan” as defined in the Employee Retirement Income Security Act of 1974, as amended, or ERISA. Prohibited transactions under Title I of ERISA and Section 4975 of the Internal Revenue Code could arise if, absent an available exemption, a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Internal Revenue Code, were to purchase any shares being offered by the Selling Stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

LEGAL OPINION
     The validity of the common stock offered hereby will be passed upon for us by Hogan Lovells US LLP, New York, New York.
EXPERTS
     The consolidated financial statements and schedule of Furniture Brands International, Inc. and its consolidated subsidiaries as of December 31, 2009 and December 31, 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year-ended December 31, 2009 in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information with the SEC.
     You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a free web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public on our website at http://www.furniturebrands.com.
     This prospectus forms part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010 and for the quarter ended June 30, 2010, filed on August 6, 2010;

•	our Current Reports on Form 8-K filed on February 10, 2010, March 1, 2010, May 11, 2010, May 19, 2010, May 24, 2010, August 10, 2010 and September 3, 2010; and

•	the description of our common stock contained in our Registration Statement on Form S-3 (File No. 333-84992) effective with the SEC on August 2, 2002, and the description of the associated Series B Junior Participating Preferred Stock contained in our Form 8-A Registration Statement filed with the SEC on August 4, 2009, as amended, by the Form 8-A/A Registration Statement filed with the SEC on March 1, 2010.
     In addition, all filings we make under the Exchange Act after the date of effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus (other than, in each case, any information furnished in any such filings pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits) will also be incorporated by reference in this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to us in writing or by telephone at:
Furniture Brands International, Inc.
Attn: Vice President of Communications and Investor Relations
1 North Brentwood Blvd., 15th Floor
St. Louis, Missouri 63105
Phone: (866) 873-3667

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant:

SEC Registration Fee	$1,391
Legal Fees and Expenses*	$15,000
Accounting Fees and Expenses*	$7,000
Printing and Engraving Expenses*	$7,500
Miscellaneous Expenses*	$1,109
Total Expenses*	$32,000

*	Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.
Item 15. Indemnification of Directors and Officers.
     We are incorporated under the laws of the State of Delaware.
     Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Our Restated Certificate of Incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability in the instances enumerated in clauses (i) through (iv) of the preceding sentence.
     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.
     Our Bylaws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.
          To the extent that a present or former director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the paragraph above, or in defense of any claim, issue or matter therein, the Bylaws provide that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Our Bylaws further state that expenses (including attorney’s fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized under Delaware law.
     The right to indemnification and advancement of expenses set forth in the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     In addition, our Bylaws provide that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the Bylaws or otherwise. We maintain such insurance.
     Directors of our company have entered into and are the beneficiaries of indemnification agreements with us. These agreements provide indemnity protection for such persons which is substantially the same as that authorized by the Delaware General Corporation Law and provided for in our Bylaws.

Item 16. Exhibits.
     A list of exhibits filed herewith or incorporated by reference herein is contained in the Exhibit Index which is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that: paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 3, 2010.

Furniture Brands International, Inc.
By:	/s/ Ralph P. Scozzafava
Ralph P. Scozzafava
Chairman of the Board and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph P. Scozzafava, Steven G. Rolls and Jon D. Botsford, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments or supplements to this registration statement, and any other instruments deemed necessary or advisable in connection therewith and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3, 2010.

Signature	Title

/s/ Ralph P. Scozzafava	Chairman of the Board, Chief Executive Officer and Director
Ralph P. Scozzafava	(Principal Executive Officer)

/s/ Steven G. Rolls Steven G. Rolls	Chief Financial Officer (Principal Financial Officer)

/s/ Richard R. Isaak Richard R. Isaak	Controller (Principal Accounting Officer)

/s/ Wilbert G. Holliman, Jr.	Director
Wilbert G. Holliman, Jr.

/s/ John R. Jordan, Jr.	Director
John R. Jordan, Jr.

Signature	Title

/s/ Ira D. Kaplan	Director
Ira D. Kaplan

/s/ Ann S. Lieff	Director
Ann S. Lieff

/s/ Maureen A. McGuire	Director
Maureen A. McGuire

/s/ Aubrey B. Patterson	Director
Aubrey B. Patterson

/s/ Alan G. Schwartz	Director
Alan G. Schwartz

/s/ James M. Zimmerman	Director
James M. Zimmerman

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2002)

3.2	By-Laws, as amended and effective as of August 5, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 10, 2010)

3.3	Certificate of Designation Series B Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2009)

4.1	Amended and Restated Stockholders Rights Agreement dated as of February 26, 2010, between the Registrant and American Stock Transfer and Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2010)

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on Signature Page)